Exhibit 99.1

FOR IMMEDIATE RELEASE	Company Contact:	Agency Contact:
	Marty McDermut	Cathy Mattison
	Vitesse Semiconductor	LHA
	+1.805.388.3700	+1.415.433.3777
	invest@vitesse.com	VTSS@lhai.com

Vitesse Reports Third Quarter Fiscal Year 2013 Results

•                  Net revenue totaled $26.4 million, growing 7% sequentially

•                  New product revenue represented 29% of total revenue

•                  Strengthened balance sheet with net proceeds of $37.6 million from follow-on offering

•                  Increased cash balance to $71.3 million at June 30, 2013

CAMARILLO, Calif. — August 6, 2013 — Vitesse Semiconductor Corporation (NASDAQ:  VTSS), a leading provider of advanced IC solutions for Carrier and Enterprise networks, reported its financial results for the third quarter fiscal year 2013, ended June 30, 2013.

“In the third quarter, our net revenue increased 7% sequentially with both Carrier and Enterprise products recording growth,” said Chris Gardner, CEO of Vitesse. “We continue to execute on our strategy to drive growth in new products, with new product revenue contributing 29% of our total revenue. Our innovative solutions for next-generation networks are gaining traction in the mobile access, wired and wireless backhaul, and cloud access markets. We are on track for new product revenue to double to $30.0 million in fiscal year 2013 from fiscal year 2012 and double again in 2014.”

“After completing a successful public offering of $37.6 million in net proceeds, we closed the quarter with a significantly strengthened balance sheet and are well-positioned to repay our debt, which matures in 2014. The success of this offering represents an important endorsement by many existing and new investors, and is a recognition of Vitesse’s improving strategic position.”

Third Quarter Fiscal Year 2013 Financial Results Summary

•                  Total net revenues were $26.4 million, compared to $24.8 million in the second quarter of fiscal year 2013 and $30.3 million in the third quarter of fiscal year 2012.

•                  Product revenues were $26.3 million, compared to $24.7 million in the second quarter of fiscal year 2013 and $25.7 million in the third quarter of fiscal year 2012.

•                  The product lines contributed the following as a percentage of product revenue as compared to the second quarter of fiscal year 2013:

•                  Carrier networking products: 54.7% versus 53.3%

•                  Enterprise networking products: 43.2% versus 44.0%

•                  Intellectual property revenues totaled $133,000 compared to $64,000 in the second quarter of fiscal year 2013 and $4.6 million in the third quarter of fiscal year 2012.

•                  Product margins were 55.6%, compared to 54.0% in the second quarter of fiscal year 2013 and 56.2% in the third quarter of fiscal year 2012.

•                  Operating expenses increased to $19.0 million from $17.3 million in the second quarter of fiscal year 2013 and $16.9 million in the third quarter of fiscal year 2012.

•                  Operating loss was $4.3 million, compared to operating loss of $3.9 million in the second quarter of fiscal year 2013 and operating income of $2.1 million in the third quarter of fiscal year 2012.

•                  Non-GAAP operating loss was $3.1 million, compared to non-GAAP operating loss of $2.8 million in the second quarter of fiscal year 2013 and non-GAAP operating income of $3.3 million in the third quarter of fiscal year 2012.

•                  Net loss was $6.4 million, or $0.17 per basic and fully diluted share. This compares to net loss of $4.8 million, or $0.13 per basic and fully diluted share, in the second quarter of fiscal year 2013; and net income of $4.7 million, which included a $5.8 million gain on the embedded derivative, or $0.18 per basic and $ 0.16 per fully diluted share, in the third quarter of fiscal year 2012.

•                  Non-GAAP net loss was $5.2 million, or $0.13 per basic and fully diluted share, compared to non-GAAP net loss of $3.8 million, or $0.10 per basic and fully diluted share, for the second quarter of fiscal year 2013; and non-GAAP net income of $140,000, or breakeven per basic and fully diluted share, in the third quarter of fiscal year 2012.

Balance Sheet Data at June 30, 2013 as Compared to September 30, 2012

•                  Cash balance increased to $71.3 million, compared to $23.9 million.

•                  Accounts receivable totaled $10.4 million, compared to $9.4 million.

•                  Inventory totaled $11.9 million, compared to $12.1 million.

•                  Working capital increased to $64.6 million, compared to $28.7 million.

Financial Outlook

For the fourth quarter of fiscal year 2013, ending September 30, 2013, Vitesse expects revenues to be in the range of $26.0 million to $28.0 million and product margins are expected to be between 53% and 56%. Operating expenses are expected to be between $18.5 million and $19.5 million.

August 6, 2013 Conference Call Information

A conference call is scheduled for today, August 6, 2013, at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to report financial results for the third quarter fiscal year 2013.

To listen to the conference call via telephone, dial 888.389.5988 (U.S. toll-free) or 719.325.2402 (International) and provide the passcode 6651312. Participants should dial in at least 10 minutes prior to the start of the call. To listen via the Internet, the webcast can be accessed through the investor section of the Vitesse corporate web site at www.vitesse.com.

The playback of the conference call will be available approximately two hours after the call concludes and will be accessible on the Vitesse corporate web site or by calling 877.870.5176 (U.S. toll-free) or 858.384.5517 (International) and entering the passcode 6651312. The audio replay will be available for seven days.

About Vitesse

Vitesse (NASDAQ: VTSS) designs a diverse portfolio of high-performance semiconductor solutions for Carrier and Enterprise networks worldwide. Vitesse products enable the fastest-growing network infrastructure markets including Mobile Access/IP Edge, Cloud Computing and SMB/SME Enterprise Networking. Visit www.vitesse.com or follow us on Twitter @VitesseSemi.

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Vitesse is a registered trademark of Vitesse Semiconductor Corporation in the United States and other jurisdictions. All other trademarks or registered trademarks mentioned herein are the property of their respective holders.

VTSS-F

Cautions Regarding Forward Looking Statements

All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements that are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” and similar terms, and variations or negatives of these words. Examples of forward-looking statements in this release include the Company’s financial outlook for its fourth fiscal quarter of 2013 and anticipated revenue growth. Forward-looking statements are not guarantees of future performance and the Company’s actual results may differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that could affect the Company’s forward-looking statements include, among other things: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; acceptance by customers of the Company’s products; reliance on key suppliers; rapid technological change in the industries in which the Company operates; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than the Company’s products. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

We provide non-GAAP measures of non-GAAP income (loss) from operations and non-GAAP net income (loss) as a supplement to financial results based on GAAP income (loss) from operations and GAAP net income (loss). The Company believes that the additional non-GAAP measures are useful to investors for the purpose of financial analysis. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding gains, losses and other charges that are considered by management to be outside of the Company’s core operating results. Management uses these measures internally to evaluate the Company’s in-period operating performance before taking into account these non-operating gains, losses and charges. In addition, the measures are used for planning and forecasting of the Company’s performance in future periods.

In deriving non-GAAP income (loss) from operations from GAAP income (loss) from operations, we exclude stock-based compensation charges, amortization of intangible assets, as well as restructuring and impairment charges. In deriving non-GAAP net income (loss) from GAAP net income (loss), we further exclude gain or loss on the embedded derivative and loss on extinguishment of debt. Stock-based compensation charges, amortization of intangible assets, gain or loss on the embedded derivative and loss on extinguishment of debt represent charges that recur in amounts unrelated to the Company’s operations. Restructuring and impairment costs relate to strategic initiatives that result in short term increases in costs that end with the fulfillment of the initiative and cost reductions in future periods.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. Non-GAAP income (loss) from operations and Non-GAAP net income (loss) are in addition to, and are not a substitute for or superior to, income (loss) from operations and net income (loss), which are prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. A detailed reconciliation of the non-GAAP measures to the most directly comparable GAAP measure is set forth below. Investors are encouraged to review these reconciliations to appropriately incorporate the non-GAAP measures and the limitations of these measures into their analyses. For complete information on stock-based compensation, amortization of intangible assets, restructuring and impairment charges, and the change in the fair value of our embedded derivatives, please see our Form 10-K for the year ended September 30, 2012.

VITESSE SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

	June 31,	September 30,
	2013	2012
	(in thousands, except par value)
ASSETS
Current assets:
Cash	$71,335	$23,891
Accounts receivable, net	10,404	9,403
Inventory, net	11,881	12,060
Prepaid expenses and other current assets	3,193	2,125
Total current assets	96,813	47,479
Property, plant and equipment, net	2,793	3,832
Other intangible assets, net	1,251	1,175
Other assets	3,700	4,130
	$104,557	$56,616
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$8,365	$5,726
Accrued expenses and other current liabilities	13,111	12,188
Current portion of debt, net	7,967	—
Deferred revenue	2,758	871
Total current liabilities	32,201	18,785
Other long-term liabilities	410	574
Long-term debt, net	8,259	15,852
Compound embedded derivative	—	2,899
Convertible subordinated debt, net	43,907	42,521
Total liabilities	84,777	80,631

Stockholders’ equity (deficit):
Preferred stock, $0.01 par value: 10,000 shares authorized; Series B Non Cumulative, Convertible, 135 shares outstanding at June 30, 2013 and September 30, 2012, respectively	1	1
Common stock, $0.01 par value: 250,000 shares authorized; 56,406 and 25,812 shares outstanding at June 30, 2013 and September 30, 2012, respectively	564	258
Additional paid-in-capital	1,889,778	1,829,976
Accumulated deficit	(1,870,563)	(1,854,250)
Total stockholders’ equity (deficit)	19,780	(24,015)
	$104,557	$56,616

VITESSE SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per share data)
Net revenues:
Product revenues	$26,285	$25,730	$74,879	$81,867
Intellectual property revenues	133	4,557	2,019	8,148
Net revenues	26,418	30,287	76,898	90,015
Costs and expenses:
Cost of product revenues	11,666	11,270	34,010	34,028
Engineering, research and development	11,706	10,513	31,987	32,518
Selling, general and administrative	7,257	6,296	22,617	22,131
Amortization of intangible assets	80	88	266	234
Costs and expenses	30,709	28,167	88,880	88,911
(Loss) income from operations	(4,291)	2,120	(11,982)	1,104
Other expense (income) :
Interest expense, net	1,983	1,950	5,919	5,823
Gain on compound embedded derivative	—	(5,755)	(803)	(3,773)
Other expense (income), net	31	(20)	5	21
Other expense (income), net	2,014	(3,825)	5,121	2,071
(Loss) income before income tax expense (benefit)	(6,305)	5,945	(17,103)	(967)
Income tax expense (benefit)	129	1,234	(790)	1,363
Net (loss) income	$(6,434)	$4,711	$(16,313)	$(2,330)

Net (loss) income per common share — basic	$(0.17)	$0.18	$(0.47)	$(0.09)
Net (loss) income per common share - diluted	$(0.17)	$0.16	$(0.47)	$(0.09)
Weighted average shares outstanding- basic	38,630	25,302	34,601	24,951
Weighted average shares outstanding- diluted	38,630	38,413	34,601	24,951

VITESSE SEMICONDUCTOR CORPORATION

UNAUDITED RECONCILIATION OF GAAP NET (LOSS) INCOME TO NON-GAAP NET LOSS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
	(in thousands, except per share data)

GAAP net (loss) income	$(6,434)	$4,711	$(16,313)	$(2,330)

Adjustments:
Stock-based compensation charges	1,156	1,092	3,305	3,301
Amortization of intangible assets	80	88	266	234
Restructuring and impairment charges	—	4	53	36
Gain on compound embedded derivative	—	(5,755)	(803)	(3,773)
Total GAAP to non-GAAP adjustments	1,236	(4,571)	2,821	(202)
Non-GAAP net (loss) income	$(5,198)	$140	$(13,492)	$(2,532)

Net (loss) income per common share
Basic:
GAAP net (loss) income	$(0.17)	$0.18	$(0.47)	$(0.09)
Adjustments *	0.04	(0.18)	0.08	(0.01)
Non-GAAP net (loss) income	$(0.13)	$—	$(0.39)	$(0.10)

Net (loss) income per common share
Diluted:
GAAP net (loss) income	$(0.17)	$0.16	$(0.47)	$(0.09)
Adjustments *	0.04	(0.16)	0.08	(0.01)
Non-GAAP net (loss) income	$(0.13)	$—	$(0.39)	$(0.10)

UNAUDITED RECONCILIATION OF GAAP (LOSS) INCOME FROM OPERATIONS
TO NON-GAAP (LOSS) INCOME FROM OPERATIONS

GAAP (loss) income from operations	$(4,291)	$2,120	$(11,982)	$1,104
Adjustments:
Stock-based compensation charges	1,156	1,092	3,305	3,301
Amortization of intangible assets	80	88	266	234
Restructuring and impairment charges	—	4	53	36
Total GAAP to non-GAAP adjustments	1,236	1,184	3,624	3,571

Non-GAAP (loss) income from operations	$(3,055)	$3,304	$(8,358)	$4,675

* Included in the adjustments are calculations required by the two class method relative to participation rights of our preferred shares.